                                                   Pursuant to Rule 424(b)(5)
                                                   to Registration No. 333-18473

PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED MARCH 18, 1997)
                                 $125,000,000
                    CENTRAL ILLINOIS PUBLIC SERVICE COMPANY
                 FIRST MORTGAGE BONDS, MEDIUM-TERM NOTE SERIES
               DUE FROM ONE YEAR TO 40 YEARS FROM DATE OF ISSUE

                                  -----------

  Central Illinois Public Service Company (the "Company") may from time to time offer one or more series of First Mortgage Bonds, Medium-Term Note Series (the "Notes") in an aggregate principal amount of up to $125,000,000. The Notes will be offered at varying maturities from one year to 40 years from their dates of issuance. The issue price, fixed interest rate to maturity, maturity date, and redemption or purchase provisions, if any, for each Note will be established at the time of issuance of such Note and will be set forth in a pricing supplement (the "Pricing Supplement") to this Prospectus Supplement applicable to such Note. Other terms and provisions are set forth under "Description of Debt Securities" in the Prospectus and "Description of First Mortgage Bonds, Medium-Term Note Series" herein.

  Unless otherwise specified in the applicable Pricing Supplement, each Note will be represented by a global security registered in the name of a nominee of The Depository Trust Company or another depository (a "Book-Entry Note"). Interests in Book-Entry Notes will be shown on, and transfers thereof will be effected only through, records maintained by such depository and its participants. See "Book-Entry System" in the Prospectus.

  The Notes will be issued in denominations of $100,000 or any larger amount that is an integral multiple of $1,000.

                                  -----------

 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
  EXCHANGE  COMMISSION  OR  ANY  STATE SECURITIES  COMMISSION  NOR  HAS  THE
    SECURITIES AND EXCHANGE COMMISSION  OR ANY STATE SECURITIES COMMISSION
     PASSED  UPON  THE  ACCURACY  OR ADEQUACY  OF  THE  PROSPECTUS,  THIS
       PROSPECTUS  SUPPLEMENT OR  ANY  PRICING  SUPPLEMENT  HERETO. ANY
        REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                                      PRICE TO                 AGENTS'              PROCEEDS TO THE
                                     PUBLIC(1)               COMMISSION(2)           COMPANY(2)(3)
---------------------------------------------------------------------------------------------------
Per Note                              100.00%                .150%-.750%             99.85%-99.25%
---------------------------------------------------------------------------------------------------
                                                                                     $124,812,500-
Total                               $125,000,000          $187,500-$937,500           $124,062,500

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
(1) The Notes will be sold at 100% of their principal amount except as may be provided in a Pricing Supplement hereto.
(2) The Company will pay a commission to one or more of the Agents identified below or an Agent identified in a Pricing Supplement, each as an Agent (collectively, the "Agents"), in the form of a discount, ranging from .150% to .750%, depending upon the maturity of the Note, of the principal amount of any Note sold through such Agent. The Company may also sell the Notes to any Agent for its own account or for resale to one or more investors or other purchasers at varying prices relating to prevailing market prices at the time of resale, as determined by such Agent. Unless otherwise specified in the applicable Pricing Supplement, any Note sold to an Agent as principal will be purchased by such Agent at a price equal to 100% of the principal amount thereof, less a discount equal to the commission applicable to an agency sale of a Note of identical maturity (which will be the commission set forth above in circumstances in which no other discount is agreed to), and may be resold by such Agent. In connection with the purchase of Notes by any Agent as underwriter, such Agent may use a selling group and may reallow a portion of the discount or commission payable to such Agent to other dealers or purchasers. See "Plan of Distribution of Notes" herein.
(3) Before deducting other expenses payable by the Company estimated to be $480,000, including reimbursement of certain of the Agents' expenses. The Company has agreed to indemnify each Agent against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the Agents may be required to make in respect thereof.

                                  -----------

  The Notes are being offered on a continual basis by the Company through the Agents, each of which has agreed to use its reasonable best efforts to solicit purchases of the Notes. In addition, the Notes may be sold to any Agent, as principal, for resale to investors or dealers. The Notes will not be listed on any securities exchange, and there can be no assurance that the Notes will be sold or that there will be a secondary market for any of the Notes. The Company reserves the right to withdraw, cancel or modify the offer made hereby without notice. The Company or the Agent who solicits any offer may reject such offer in whole or in part. See "Plan of Distribution of Notes" herein.

                                  -----------

SMITH BARNEY INC.
                      FIRST CHICAGO CAPITAL MARKETS, INC.
                                                           MORGAN STANLEY & CO.
                                                                INCORPORATED
           The date of this Prospectus Supplement is March 18, 1997.

         DESCRIPTION OF FIRST MORTGAGE BONDS, MEDIUM-TERM NOTE SERIES

  The information herein concerning the Notes should be read in conjunction with the statements under "Description of Debt Securities" in the accompanying Prospectus. The Notes will be one or more series of first mortgage bonds as described in the Prospectus. Capitalized words not defined herein are used or defined in the Prospectus. The following description will apply to the Notes unless otherwise specified in the applicable Pricing Supplement.

GENERAL

  The Notes are to be issued as one or more series of first mortgage bonds under the Company's Indenture of Mortgage or Deed of Trust, dated October 1, 1941, as amended and supplemented and as to be further amended by one or more supplemental indentures providing the terms and provisions of the series of Notes ("Indenture"), from the Company to First Trust National Association and an individual successor co-trustee, as Trustees. The Notes are limited to an aggregate principal amount of $125,000,000.

  The Notes will be offered on a continual basis and will mature from one year to 40 years from the date of issue, as selected by the purchaser and agreed to by the Company. Each Note will bear interest at a fixed rate specified in the applicable Pricing Supplement.

  The Notes will be issued in denominations of $100,000 or any larger amount that is an integral multiple of $1,000. See "Book-Entry Notes" herein.

  The Pricing Supplement relating to each Note will describe the following terms: (1) the designation and principal amount; (2) the price (expressed as a percentage of the aggregate principal amount thereof) at which such Note will be issued (the "Issue Price"); (3) the date on which such Note will be issued (the "Original Issue Date"); (4) the date on which such Note will mature (the "Maturity Date"); (5) the rate per annum at which such Note will bear interest; (6) provisions, if any, relating to the optional redemption of such Note or purchase of such Note by the Company at the option of the holder prior to the Maturity Date; and (7) any other terms of such Note not inconsistent with the provisions of the Indenture.

  Each Note will bear interest from its Original Issue Date at the rate per annum stated on the face thereof until the principal amount thereof is paid or made available for payment. Interest on each Note will be payable semiannually on the interest payment dates specified in the Pricing Supplement and at maturity or, to the extent of the principal amount redeemed or purchased, upon earlier redemption or purchase. Each payment of interest in respect of an Interest Payment Date will include interest accrued to but excluding such Interest Payment Date. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

BOOK-ENTRY NOTES

  Unless otherwise specified in the applicable Pricing Supplement, the Notes will be issued in whole or in part in the form of one or more global securities (each a "Global Security") that will be deposited with, or on behalf of, The Depository Trust Company, New York, New York or such other depository as is specified in the Pricing Supplement (the "Depository"), and registered in the name of a nominee of the Depository ("Book-Entry Notes").

  Upon issuance, all Book-Entry Notes having the same Original Issue Date, Maturity Date, redemption and purchase provisions and interest rate will be represented by one or more Global Securities. Except in certain circumstances, Book-Entry Notes will not be exchangeable for notes in certificated form and will not otherwise be issuable in certificated form. See "Book-Entry System" in the accompanying Prospectus.

REDEMPTION AT THE OPTION OF THE COMPANY

  The Pricing Supplement relating to each Note will indicate whether and in what circumstances such Note will be subject to optional redemption by the Company prior to its Maturity Date and the redemption prices applicable thereto.

PURCHASE BY THE COMPANY AT THE OPTION OF THE HOLDER

  The Notes will be subject to purchase by the Company at the option of the holders thereof in accordance with the terms of the Notes on the optional purchase date or dates, if any, as agreed upon by the Company and the purchasers at the time of sale and specified in the applicable Pricing Supplement (the "Optional Purchase Dates"). If no Optional Purchase Date is specified with respect to a Note, the Company will not be obligated to purchase such Note at the option of the holder thereof prior to its Maturity Date. On any Optional Purchase Date with respect to a Note, such Note will be subject to purchase by the Company in whole or in part in increments of $1,000 (or the minimum denomination specified in the applicable Pricing Supplement) provided that any remaining principal amount of such Note will be an authorized denomination of such Note. Unless otherwise specified in the applicable Pricing Supplement, the purchase price for any Note to be purchased means an amount equal to the sum of (i) 100% of the unpaid principal amount or the portion thereof to be repaid plus (ii) accrued but unpaid interest on the principal amount purchased to the date of purchase. For any Note to be purchased by the Company, such Note must be received, together with the form thereon entitled "Option to Elect Purchase" duly completed, by the Trustee at its office (or such other address of which the Company shall from time to time notify the holders) not more than 45 or less than 30 days prior to the date of purchase. Exercise of such purchase option by the holder will be irrevocable.

  While Book-Entry Notes are represented by Global Securities held by or on behalf of the Depository, and registered in the name of the Depository or the Depository's nominee, the option for purchase by the Company may be exercised by the applicable Participant that has an account with the Depository, on behalf of the Beneficial Owners of the Global Security or Securities representing such Book-Entry Notes, by delivering a written notice substantially similar to the above mentioned form to the Trustee at its office (or such other address of which the Company shall from time to time notify the holders), not more than 45 or less than 30 days prior to the date of purchase. Notices of elections from Participants on behalf of Beneficial Owners of the Global Security or Securities representing such Book-Entry Notes to exercise their option to have such Book-Entry Notes purchased by the Company must be received by the Trustee, not later than 5:00 p.m., New York City time, on the last day for giving such notice. In order to ensure that a notice is received by the Trustee on a particular day, the Beneficial Owner of the Global Security or Securities representing such Book-Entry Notes must so direct the applicable Participant before such Participant's deadline for accepting instructions for that day. Different firms may have different deadlines for accepting instructions from their customers. Accordingly, Beneficial Owners of the Global Security or Securities representing Book-Entry Notes should consult the Participants through which they own their interest therein for the respective deadlines for such Participants. All notices shall be executed by a duly authorized officer of such Participant (with signature guaranteed) and shall be irrevocable. In addition, Beneficial Owners of the Global Security or Securities representing Book-Entry Notes shall effect delivery at the time such notices of election are given to the Depository by causing the applicable Participant to transfer such Beneficial Owner's interest in the Global Security or Securities representing such Book-Entry Notes, on the Depository's records, to the Trustee. See "Book-Entry System" in the Prospectus.

  If applicable, the Company will comply with the requirements of Rule 14e-1 under the Securities Exchange Act of 1934, as amended, and any other securities laws or regulation in connection with any such purchase.

  Any Notes purchased, redeemed or otherwise acquired by the Company will be delivered to the Trustee for cancellation in accordance with the terms of the Indenture.

OTHER PROVISIONS

  Unless otherwise set forth in the Pricing Supplement for any Notes, the Notes
(i) will not be entitled to any sinking fund or debt retirement provision; (ii) will be entitled to the covenant restricting the payment of dividends on the Company's common stock described under the caption "Description of Debt Securities--Limitation on Common Stock Dividends" in the Prospectus and (iii) will be entitled to the covenant described under "Description of Debt Securities--Acquisition of Property Subject to a Prior Lien" in the Prospectus, as presently in effect and as that covenant has been amended as described in the Prospectus.

USE OF PROCEEDS

  The use of proceeds of the sale of the Notes will be specified in the Pricing Supplement.

                         PLAN OF DISTRIBUTION OF NOTES

  The Notes are being offered on a continual basis by the Company through Smith Barney Inc., First Chicago Capital Markets, Inc., Morgan Stanley & Co. Incorporated and any other agent (each, an "Agent" and collectively, the "Agents") that agrees to become a party to the Distribution Agreement dated June 1, 1995, as amended, among the Company and the Agents, each of which has agreed to use its reasonable best efforts to solicit purchases of the Notes. The Notes will be issued at 100% of the principal amount thereof unless otherwise specified in the applicable Pricing Supplement. The Company will pay each Agent a commission, in the form of a discount, of .150% to .750% of the principal amount of each Note, depending on its maturity, sold through such Agent. The Company may also sell Notes to an Agent acting as principal or to a group of underwriters named in the applicable Pricing Supplement for whom such Agent will act as representative, unless otherwise specified in the applicable Pricing Supplement, at a discount equal to the commission applicable to an agency sale of a Note of identical maturity. Such Notes may be resold by each Agent or such underwriters for resale to one or more investors or other purchasers at varying prices related to prevailing market prices at the time of such resale, as determined by such Agent. Such Notes may also be resold by an Agent or such underwriters to certain securities dealers at the public offering price set forth in the applicable Pricing Supplement less the applicable concession, expressed as a percentage of the principal amount of the Notes. Unless otherwise specified in the applicable Pricing Supplement, such concession allowed to any dealer will not be in excess of 66 2/3% of the discount to be received by the Agent from the Company. In connection with the purchase of Notes by any Agent as underwriter, such Agent may use a selling group and may reallow any portion of the discount or commission payable to such Agent to other dealers or purchasers. The offering price and other selling terms for such resales may from time to time be varied by such Agent. The Company also has agreed to reimburse the Agent for certain expenses.

  The Company will have the sole right to accept offers to purchase Notes in whole or in part. Each Agent will have the right, in its discretion reasonably exercised, to reject any offer to purchase Notes received by it in whole or in part. The Company reserves the right to withdraw, cancel or modify the offer made hereby without notice.

  The Notes will not have an established trading market when issued. The Notes will not be listed on any securities exchange. Each Agent may make a market in the Notes, but such Agent is not obligated to do so and may discontinue any market-making at any time without notice. There can be no assurance as to the existence or liquidity of any secondary market for any Notes, or that the Notes will be sold.

  The Agents and affiliates thereof engage in transactions with and perform services for the Company and its affiliates in the ordinary course of business.

  The Company has agreed to indemnify each Agent against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended (the "Act"), or to contribute to payments such Agent may be required to make in respect thereof. Each Agent may be deemed to be an "underwriter" within the meaning of the Act with respect to Notes sold through it.

                                 $200,000,000

                    CENTRAL ILLINOIS PUBLIC SERVICE COMPANY

                             FIRST MORTGAGE BONDS

                               MEDIUM-TERM NOTES
                       (SERIES OF FIRST MORTGAGE BONDS)

  Central Illinois Public Service Company (the "Company") may offer from time to time, in one or more series, not more than $200,000,000 in aggregate principal amount of the following securities, at prices and on terms to be determined at or prior to the time or times of sale: (i) First Mortgage Bonds (the "Bonds"), and (ii) Medium-Term Notes, as series of First Mortgage Bonds (the "Notes") (the Bonds and the Notes are herein collectively called the "Debt Securities").

  The specific terms of each series of the Debt Securities, together with the terms of the offering of such series, will be set forth in an accompanying prospectus supplement and, in the case of the Notes, a pricing supplement (collectively, a "Prospectus Supplement"). The applicable Prospectus Supplement will set forth with regard to the particular Debt Securities being offered (the "Offered Securities"), without limitation, the designation or designations, aggregate principal amount, maturity or maturities, rate or rates of interest, times of payment of interest, any sinking fund or other redemption terms and any other special terms of such Offered Securities.

  The Debt Securities will be represented either by global securities registered in the name of a nominee of The Depository Trust Company ("DTC"), as depository (the "Depository"), or by securities in certificated form issued to the registered owners thereof, as set forth in the applicable Prospectus Supplement. Interests in any global securities will be shown on, and transfers thereof will be effected only through, records maintained by the Depository (with respect to its participants' interests) and by its participants or persons that hold through such participants (with respect to the interest of persons other than such participants). Except in the circumstances described herein, certificated securities will not be issued in exchange for global securities.

  For further information relating to the Debt Securities, see "Description of Debt Securities" and "Book-Entry System" herein and the applicable Prospectus Supplement.

                               ----------------

   THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
      AND  EXCHANGE  COMMISSION  NOR  HAS THE  SECURITIES  AND  EXCHANGE
         COMMISSION PASSED  UPON  THE  ACCURACY OR  ADEQUACY  OF THIS
            PROSPECTUS. ANY  REPRESENTATION TO  THE CONTRARY  IS A
               CRIMINAL OFFENSE.

                               ----------------

  The Company may sell the Debt Securities to or through underwriters, dealers or agents or directly to one or more purchasers. The applicable Prospectus Supplement will set forth the names of any underwriters, dealers or agents involved in the distribution of the Offered Securities, any applicable commissions, discounts or allowances, the net proceeds to the Company, or the means of determining the same, from any such sale and any initial public offering price. See "Plan of Distribution" for possible indemnification arrangements for underwriters, dealers, agents and purchasers.

                               ----------------

                THE DATE OF THIS PROSPECTUS IS MARCH 18, 1997.

                             AVAILABLE INFORMATION

  The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information filed by the Company may be inspected and copied, at prescribed rates, at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at its regional offices located at 500 West Madison Street, Chicago, Illinois 60661 and 7 World Trade Center, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a web site that contains reports, proxy and information statements and other information regarding registrants, like the Company, who file electronically with the Commission. The address of the Commission's web site is http://www.sec.gov.

  The Company has filed with the Commission a Registration Statement on Form S-3 under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Debt Securities. This Prospectus does not contain all of the information set forth in such Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. Reference is made to such Registration Statement and the exhibits thereto for further information with respect to the Company and the Debt Securities. The Company is not required to, and does not, provide annual reports to holders of its debt securities unless specifically requested by a holder.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

  The Company's Annual Report on Form 10-K for the year ended December 31, 1996 (the "1996 Form 10-K") and its Current Report on Form 8-K dated January 31, 1997, heretofore filed by the Company with the Commission pursuant to the Exchange Act, are incorporated herein by reference.

  All documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering or offerings made by this Prospectus shall be deemed to be incorporated in this Prospectus by reference and to be a part hereof from the respective dates of filing of such documents. Any statement contained in a document incorporated by reference in this Prospectus shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement in this Prospectus or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this Prospectus modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

  The Company will provide without charge to each person, including any beneficial owner, to whom this Prospectus is delivered, upon written or oral request of such person, a copy of any or all of the documents that have been or may be incorporated in this Prospectus by reference, other than certain exhibits to such documents that have not been specifically incorporated by reference herein. Requests should be directed to R.C. Porter, Treasurer, Central Illinois Public Service Company, 607 East Adams Street, Springfield, Illinois 62739,217/523-3600.

                               ----------------

                              SELECTED INFORMATION

  The following information is qualified in its entirety by the detailed information and the financial statements and notes appearing elsewhere in this Prospectus or in the documents incorporated in this Prospectus by reference.

                                  THE OFFERING

Securities Offered..........  $200,000,000 aggregate amount of First Mortgage
                              Bonds and Medium-Term Notes (series of First
                              Mortgage Bonds)

Use of Proceeds.............  To redeem, refund, refinance, purchase or pay at maturity certain indebtedness of the Company and for general corporate purposes as described under "Use of Proceeds" herein.

                                  THE COMPANY

 Business.........................  Electric and gas utility
 Service area.....................  Portions of central and southern Illinois
 Estimated Population of Service
  Area............................  820,000


 Revenue Sources for 1996.........  82% Electric and 18% Gas


 Sources of KWH Generation for
  1996............................  More than 99% coal and less than 1% oil
 Estimated 1997-2001 Construction
  Expenditures....................  $482 million
 Estimated 1997-2001 Environmental
  Expenditures (including Clean
  Air Act Amendments).............  $28 million

                  CERTAIN FINANCIAL INFORMATION OF THE COMPANY
                             (DOLLARS IN THOUSANDS)

SELECTED INCOME STATEMENT DATA:

                                                      YEAR ENDED DECEMBER 31,
                                                     --------------------------
                                                       1994     1995     1996
                                                     -------- -------- --------
Operating Revenues.................................. $835,882 $833,119 $886,186
Income Before Interest Charges......................  114,824  104,282  114,664
Net Income..........................................   81,913   70,631   77,393

                       RATIO OF EARNINGS TO FIXED CHARGES

  The ratio of earnings to fixed charges is computed by dividing earnings by fixed charges before income taxes. For the purposes of such computations (i) earnings consist of net income plus fixed charges and income taxes and (ii) fixed charges consist of interest on long-term debt, net of amortization of debt discount, premium and expense, interest on provision for revenue refunds and other interest charges.

                                                        YEAR ENDED DECEMBER 31,
                                                        ------------------------
                                                        1992 1993 1994 1995 1996
                                                        ---- ---- ---- ---- ----
Ratio of Earnings to Fixed Charges..................... 4.12 4.82 4.93 4.41 4.30

                                  THE COMPANY

  The Company was organized in 1902 under the laws of the State of Illinois. The Company is a public utility operating company engaged in the sale of electricity and natural gas in portions of central and southern Illinois. The Company generates, transmits and distributes electricity and, through interchange agreements with other utility systems, purchases and sells power on a firm basis, in emergency situations or when economical to do so. The Company sells natural gas, which it purchases from suppliers and distributes in various parts of the territory served, and transports natural gas purchased by end-users directly from suppliers. CIPSCO Incorporated ("CIPSCO") is currently the owner of all of the outstanding Common Stock of the Company.

  CIPSCO and Union Electric Company ("Union Electric") entered into a Merger Agreement dated August 11, 1995 (the "Merger Agreement"). As a result of a series of mergers provided for in the Merger Agreement, the Company and Union Electric will each become a subsidiary of a new registered holding company under the Public Utility Holding Company Act of 1935 (the "Holding Company Act"). The Merger Agreement was approved by shareholders of both parties in December 1995. Consummation of the mergers and related transactions contemplated by the Merger Agreement (the "Mergers") is conditioned on, among other things, receipt of regulatory and governmental approvals, including approval of the Illinois Commerce Commission, the Missouri Public Service Commission, the Federal Energy Regulatory Commission, the Nuclear Regulatory Commission and the Commission under the Holding Company Act. The Company cannot predict when all necessary approvals will be obtained, but it is expected that the Mergers will be consummated by the end of 1997. As a subsidiary of a registered holding company, the approval of the Commission under the Holding Company Act will be required, subject to limited exceptions, for the Company to (i) issue securities, (ii) acquire utility assets from a third person, (iii) acquire the stock of another public utility, (iv) amend its articles of incorporation, or (v) acquire stock, extend credit, pay dividends, lend money or invest in any manner in any other businesses. In addition, certain transactions between the Company and its affiliates would be required to comply with applicable rules under the Holding Company Act. Notwithstanding the Mergers, indebtedness of the Company outstanding at the effectiveness of the Mergers (including any Offered Securities) would remain outstanding as indebtedness of the Company. Additional information concerning the Mergers, is included in the periodic and current reports filed by the Company with the Commission and that are incorporated by reference herein.

  The principal executive offices of the Company are located at 607 East Adams Street, Springfield, Illinois 62739, and its telephone number is 217/523-3600.

                                USE OF PROCEEDS

  The net proceeds to be received by the Company from the sale of the Debt Securities will be used (i) in connection with the payment at maturity or the redemption, refunding, refinancing or purchase of certain outstanding long-term debt, including without limitation, bank borrowings and first mortgage bonds of the Company (the "Prior Debt") and (ii) for general corporate purposes (including payment of short-term debt incurred to finance construction expenditures, for payments associated with coal supply contract modifications and for issuance costs). The specific allocation of the net proceeds of a particular series of Offered Securities and information relating to the particular Prior Debt, if any, to be paid at maturity, redeemed, refunded, refinanced or purchased will be described in the Prospectus Supplement related thereto. Any Prior Debt consisting of first mortgage bonds that is purchased will be purchased at a price not in excess of the then-current redemption price applicable to such first mortgage bonds. In case of the redemption, refunding or purchase of Prior Debt consisting of first mortgage bonds, proceeds of the Offered Securities may be applied to pay any redemption premium or purchase price in excess of the principal amount.

                        DESCRIPTION OF DEBT SECURITIES

  The Debt Securities will be issued as one or more additional series under, and secured by, the Indenture of Mortgage or Deed of Trust dated October 1, 1941, as amended and supplemented, and as to be further amended by one or more supplemental indentures (each a "Supplemental Indenture") to be entered into in connection with each series of Debt Securities, between the Company and First Trust National Association, Chicago, Illinois, as successor trustee (the "Trustee") and an individual successor Co-Trustee (collectively, the "Trustees"). Said Indenture of Mortgage or Deed of Trust, as amended and supplemented, and each Supplemental Indenture, copies of which are filed as exhibits to the Registration Statement (and are incorporated herein by reference), are herein called the "Indenture."

  The following statements, unless the context otherwise indicates, are brief summaries of the substance or general effect of certain provisions of the Indenture. The statements make use of defined terms and are not complete; they are subject to all the provisions of the Indenture and are qualified in their entirety by reference to the Indenture.

GENERAL

  Reference is made to the applicable Prospectus Supplement for the following terms and other information with respect to the Offered Securities: (1) the designation or designations and the principal amount or amounts; (2) the date or dates on which the principal shall be payable; (3) the rate or rates (or method of calculation) at which the Offered Securities shall bear interest, the date or dates from which such interest shall accrue and the dates on which such interest shall be payable; (4) the price or prices at which, the period or periods within which and the terms and conditions upon which the Offered Securities may be redeemed at the option of the Company; and (5) the price or prices at which, the period or periods within which and the terms and conditions upon which the Offered Securities shall be redeemed pursuant to any mandatory or optional sinking or debt retirement fund. The holders of the outstanding first mortgage bonds do not have the right to tender such first mortgage bonds to the Company for repurchase upon the Company becoming involved in a highly leveraged or change in control transaction, and the Company does not currently intend to afford the holders of the Debt Securities such a right.

  Principal of and interest on the Debt Securities will be payable in Chicago, Illinois, or New York, New York and interest is payable, at the option of the Company, by check mailed to the registered owners of the Debt Securities. The Debt Securities of each series may be issued in fully registered form without coupons in denominations of $1,000 each or any integral multiple thereof or by a global security registered in the name of the Depository. Transfers and exchanges of Debt Securities for other registered Debt Securities will be made without charge other than for any taxes or other government charges. The Company will not be required (a) to issue, register, transfer or exchange Debt Securities of a particular series and maturity during a period beginning at the opening of business on the tenth business day next preceding any selection of Debt Securities of such series and maturity to be redeemed and ending at the close of business on the day on which the applicable notice of redemption is given, (b) to register, transfer or exchange any Debt Securities selected, called or being called for redemption in whole or in part or (c) to transfer, exchange or register Debt Securities of a particular series and maturity during the 10 days next preceding an interest payment date applicable to such Debt Securities.

  At December 31, 1996, the Company had outstanding $299,000,000 in principal amount of first mortgage bonds issued under the Indenture. Debt Securities may be authenticated against an equivalent principal amount of first mortgage bonds previously issued under the Indenture and/or against net expenditures for bondable property, which aggregated not less than $1,205,000,000 on December 31, 1996. See "Issuance of Additional Debt Securities" below. For the five years ended December 31, 1996, gross additions to the utility properties of the Company aggregated approximately $520,905,000. Gross retirements for such period were approximately $221,624,000.

DEBT RETIREMENT

  Except as expressly set forth in any Prospectus Supplement relating to the Offered Securities, the Debt Securities will not be entitled to any covenant providing for the retirement or amortization of Debt Securities outstanding or for the certification of expenditures for bondable property in lieu of such retirement. However, with respect to the Company's first mortgage bonds, Series L, due May 1, 1997 (the "Series L Bonds"), the

Indenture provides that during each calendar year the Company will retire, or pay the Trustee cash sufficient to redeem, 1% of the amount of the Series L Bonds then outstanding; or, in lieu thereof, certify to the Trustee $1,666.67 of net expenditures for bondable property on which the Indenture is a first mortgage lien, for each $1,000 of Series L Bonds otherwise required to be retired. Unapplied net expenditures for bondable property and unapplied excess retirements of Series L Bonds made in prior years may be used to satisfy the foregoing provisions for the Series L Bonds.

MAINTENANCE AND RENEWAL

  The Indenture provides that so long as any first mortgage bonds, including the Debt Securities, are outstanding, the Company will expend during each calendar year, and certify to the Trustees, an amount equal to 15% of its utility operating revenues for such year (after deducting from such revenues the cost of electricity and gas purchased for resale) for (1) the maintenance and repair of its mortgaged utility properties, (2) bondable property on which the Indenture is a first mortgage lien and/or (3) the retirement of the Company's first mortgage bonds (including any Debt Securities) of any series heretofore or hereafter issued under the Indenture. In lieu of such requirement, the Company may pay to the Trustees, in cash, any deficiency in the amount required to be so expended, after deducting any unapplied excess expenditures previously made for any of such purposes. Any such cash may be applied to the retirement, through purchase, payment or redemption, of the Company's first mortgage bonds (including any Debt Securities) (such retirement by redemption to be only if the Debt Securities or such first mortgage bonds are otherwise redeemable) or be withdrawn by the Company to the extent of 100% of either gross or net expenditures for bondable property on which the Indenture is a first mortgage lien.

  The Indenture also provides that (i) the Company shall maintain the mortgaged properties in good repair and working order, (ii) the Trustee may, and if requested by holders of a majority in principal amount of all outstanding first mortgage bonds and furnished with the necessary funds therefor shall, cause such properties to be inspected by an independent engineer (not more often than at five-year intervals) to determine whether they have been so maintained and whether any property, not retired on the Company's books, should be so classified for the purpose of computing net expenditures for bondable property or otherwise and (iii) the Company shall make good any deficiency in maintenance disclosed by such engineer's report as rendered or as modified by arbitration.

SECURITY

  The Debt Securities will be secured by the lien of the Indenture and will rank equally with all the Company's first mortgage bonds at any time outstanding under and secured by the Indenture, except as to differences between series permitted by the Indenture and not affecting the rank of the lien thereof. In the opinion of Sorling, Northrup, Hanna, Cullen & Cochran, Ltd., Springfield, Illinois, counsel for the Company, the Indenture constitutes a first mortgage lien, subject only to permitted encumbrances and liens, on all or substantially all the permanent fixed properties (other than excepted property) now owned by the Company. The Indenture contains provisions subjecting after-acquired property, other than excepted property, to the lien thereof. Such provisions might not be effective as to proceeds, products, rents, issues or profits of property subject to the lien of the Indenture realized, and additional property acquired, within 90 days prior and subsequent to the filing of a case with respect to the Company under the United States Bankruptcy Code, state insolvency laws or other similar laws affecting the enforcement of creditor's rights. The Indenture excepts or excludes from the lien thereof all cash, securities, accounts and bills receivable, choses in action and certain judgments not deposited or pledged with the Trustees, all personal property held for sale, lease, rental or consumption in the ordinary course of business, the last day of each term under any lease of property, all gas, oil and other minerals under any property subject thereto, and certain real estate described therein.

ISSUANCE OF ADDITIONAL DEBT SECURITIES

  The Indenture does not fix an overall dollar limitation on the aggregate principal amount of all first mortgage bonds that may be issued or outstanding thereunder. First mortgage bonds may be issued from time to time under the Indenture in a principal amount equal to: (a) 60% of eligible net expenditures made by the Company for bondable property constructed or acquired by it and on which the Indenture is a first mortgage lien, subject only to permitted encumbrances and liens and prepaid liens, (b) the principal amount of previously authenticated first mortgage bonds which have been retired or for the retirement of which the Trustee holds the necessary funds, other than certain first mortgage bonds not usable for the purpose under the terms of the Indenture, and (c) the amount of money deposited with the Trustee for the purpose, which money may be applied to the retirement of bonds or may be withdrawn in lieu of the authentication of an equivalent principal amount of first mortgage bonds under the Indenture provisions referred to in clauses (a) and (b). Upon the retirement of certain series of first mortgage bonds, any bonds of such series and any net expenditures for bondable property used or applied to satisfy the debt retirement provisions applicable to such series may be used as the basis for the authentication of additional first mortgage bonds under the Indenture. Net expenditures for bondable property are determined as provided in the Indenture. In general, bondable property means any utility plant, property or equipment owned by the Company on January 1, 1941 or constructed or otherwise acquired by it on or after that date and used or useful in its utility business. The Company owns and operates only electric and gas utility properties.

  No additional first mortgage bonds may be authenticated under the Indenture provisions referred to in clauses (a) and (c) above, or authenticated as provided in clause (b) above if such additional first mortgage bonds are issued more than five years prior to the maturity of such previously authenticated bonds and bear interest at a higher rate than such previously authenticated bonds, unless the Company's net earnings (as described below) for a 12-month period ending within 90 days next preceding such authentication were at least equal to twice the interest for one year on (1) all first mortgage bonds to be outstanding under the Indenture immediately after such authentication, other than first mortgage bonds for the retirement of which the Trustees hold the necessary funds and (2) all other indebtedness then secured by a lien equal or prior to the Indenture on property of the Company, with certain exceptions.

  "Net earnings" of the Company for any period means, presently, the earnings of the Company, computed in accordance with accepted principles of accounting and determined by deducting from the Company's total gross earnings and income for the period, all its operating expenses for the period, including maintenance, repairs, rentals, insurance, taxes on income and other taxes, depreciation, retirements, renewals and replacements, but not amortization, all as provided in the Indenture. The Supplemental Indenture dated December 1, 1973 amended the foregoing definition of "net earnings" to require the deduction, in computing such net earnings, of all taxes other than income taxes (instead of all taxes, including income taxes). The definition of "net earnings" as it read immediately prior to the amendment thereof will remain in effect, and said definition as amended will not become effective and operative, until all the Series L Bonds outstanding under the Indenture shall have been retired or all the holders thereof shall have consented to said amendment. Holders of all first mortgage bonds issued or to be issued on or subsequent to December 1, 1973 (including the Debt Securities) will be bound by the amended definition of "net earnings" when it becomes effective and operative.

ACQUISITION OF PROPERTY SUBJECT TO A PRIOR LIEN

  The Indenture presently provides that, so long as the Series L Bonds are outstanding, the Company will not acquire any property of a value in excess of $1,000,000 which at the time of acquisition is subject to a lien equal or prior to the Indenture (other than permitted encumbrances and liens and prepaid liens) unless, at that time, (a) the principal amount of all outstanding obligations secured by such equal or prior lien shall not exceed 60% of the fair value of any bondable property so acquired and (b) the net earnings of such property during a 12-month period ending within 90 days next preceding such acquisition were at least equal to twice the annual interest charge on such obligations, except any of such obligations for the retirement of which the necessary funds are deposited under such lien or with the Trustee. The foregoing covenant will be extended to Offered Debt Securities only to the extent specified in the accompanying Prospectus Supplement and only as amended as described below. The Supplemental Indenture dated May 15, 1992 amended the Indenture to provide that upon the effectiveness of such amendment as described below the dollar amount referred to above shall be the lesser of (i) $25,000,000 or (ii) 10 percent of utility plant, less accumulated depreciation, of the Company at the time of acquisition, but in no event less than $1,000,000. Such amendment will be effective upon the retirement or with the consent of the holders of all the Series L Bonds. Holders of all first mortgage bonds issued or to be issued on or subsequent to May 15, 1992 (including the Debt Securities) will likewise be bound by the foregoing amendment when it becomes effective as described.

LIMITATIONS ON COMMON STOCK DIVIDENDS

  The Indenture provides in effect that, so long as any first mortgage bonds of all prior series are outstanding, the Company will not declare or pay any dividends on its Common Stock (other than in stock), or make any other distribution on or purchase any of its Common Stock, unless, for the period beginning January 1, 1941 to the date of such payment, distribution or purchase, the total amount charged or provided by the Company for maintenance and repairs and provided for depreciation of properties subject to the lien of the Indenture, plus the earned surplus (retained earnings) of the Company earned during such period and remaining after any such payment, distribution or purchase, shall aggregate not less than 15% of the Company's total utility operating revenues for the period, after deducting from such revenues the cost of electricity and gas purchased for exchange or resale. For the period January 1, 1941 to December 31, 1996, the total of the amounts so expended and provided by the Company for such maintenance, repairs and depreciation, plus the undistributed earned surplus accumulated during the period, aggregated about 22.8% of such revenues and, exclusive of such earned surplus, aggregated about 19.5% of such revenues. First mortgage bonds (including the Debt Securities) may be issued in the future which are entitled to the benefits of more stringent or less stringent covenants with respect to payments of dividends by the Company, or may be entitled to no such covenants. The foregoing covenant will be extended to Offered Securities only to the extent specified in the accompanying Prospectus Supplement.

MODIFICATION OF INDENTURE

  The terms and provisions of the Indenture may be modified or amended from time to time by a supplemental indenture executed by the Company and the Trustees and without the consent of bondholders, for any one or more of the purposes provided in the Indenture. Such purposes include, among others, (1) any change or modification of any of the terms or conditions of the Indenture, provided that such change or modification would not adversely affect the first mortgage bonds then outstanding and is made effective only with respect to first mortgage bonds authenticated after the execution of such supplemental indenture and (2) any other change or modification of such terms or conditions which is not inconsistent with the terms, and which shall not impair the security, of the Indenture.

  By Supplemental Indenture dated May 15, 1992, the Indenture was amended, effective upon the retirement or with the consent of the holders of all of the Series L Bonds, to provide that the Indenture may be amended in any respect with the consent of the holders of not less than 51%, in principal amount of all first mortgage bonds of all series then outstanding that would be affected thereby, except that, without the consent of the holder of each outstanding first mortgage bond affected thereby, no such amendment shall, among other things, (i) extend the time or times or otherwise affect the terms of payment of the principal, interest or premium in respect of any first mortgage bond, or reduce the principal amount of any first mortgage bond or any premium thereon or the rate of interest thereon, (ii) impair the right of any bondholder to institute suit for the enforcement of any such payment in respect of its first mortgage bonds, (iii) permit the creation of any lien ranking prior to, or on a parity with, the lien of the Indenture, other than permitted encumbrances and liens or prepaid liens, (iv) deprive any nonassenting bondholder of a lien on the mortgaged property for the security of the bondholder's first mortgage bonds or (v) reduce the percentage in principal amount of first mortgage bonds, the consent of the holders of which is required for any such amendment. Holders of all first mortgage bonds issued or to be issued on or subsequent to May 15, 1992 (including the Debt Securities) will likewise be bound by the foregoing amendment when it becomes effective as described.

OTHER INDENTURE PROVISIONS

  Holders of a majority in principal amount of the first mortgage bonds secured by the Indenture have the right to direct the time, method and place of conducting proceedings for remedies available to, or exercising any trust or power of, the Trustees. However, the Trustees may decline to follow such directions in certain circumstances specified in the Indenture; the Trustees are not required to exercise powers of entry or sale under the Indenture; and the Trustees are entitled to be indemnified against expenditures incurred in connection with taking any directed action or proceeding.

  A "default" or an "event of default" under the Indenture means: (a) failure to pay the principal of any first mortgage bond when due at maturity or otherwise; (b) failure to pay first mortgage bond interest within 60 days after its due date; (c) failure to pay the principal of, or interest on, any prior lien bond, continued beyond the grace period (if any) specified in the lien securing such bond; (d) failure of the Company for 90 days after written demand to comply with any other covenant or condition in the Indenture or in any first mortgage bond or any prior lien bond or lien; or (e) certain events relating to bankruptcy, insolvency, assignment or receivership. The Trustees are required to give notice to bondholders of defaults known to the Trustees, within 90 days after the occurrence thereof; provided that the Trustees may withhold giving notice to bondholders of defaults (other than any default in payment of interest, principal or sinking or purchase fund installment in respect of any first mortgage bond) if the Trustees determine in good faith that such withholding is in the interest of the bondholders. Upon default, the Trustees may, among other remedies, and upon written notice from the holders of a majority in principal amount of first mortgage bonds then outstanding under the Indenture shall, declare the principal of all first mortgage bonds to be immediately due and payable. Upon certain terms and conditions, the declaration of acceleration may be rescinded and waived.

  The Company is required to furnish to the Trustee certificates of officers and engineers and, in certain cases, of accountants in connection with the authentication of first mortgage bonds, withdrawal of money, release of property and other matters, and opinions of counsel as to the lien of the Indenture and other matters. The Company also is required to furnish to the Trustee, not less frequently than annually, a certificate as to the Company's compliance with all the conditions and covenants under the Indenture, including the satisfaction of the maintenance and renewal, and the debt retirement, provisions of the Indenture and an opinion of counsel with respect to the lien of the Indenture.

                               BOOK-ENTRY SYSTEM

  The Debt Securities, at the option of the Company, may be issued as either securities in certificated form or global securities. If, as described in the applicable Prospectus Supplement, the Company elects to use a book-entry system with respect to any Offered Securities, upon issuance, all Debt Securities having the same issuance date, maturity date, redemption provisions and interest rate or rates will be represented by one fully-registered global security (the "Global Security"). The Global Security will be deposited with, or on behalf of, the Depository, and registered in the name of the Depository or a nominee of the Depository.

  So long as the Depository, or its nominee, is the registered owner of a Global Security, such Depository or such nominee, as the case may be, will be considered the owner of such Global Security for all purposes, including any notices and voting. Except in the circumstances described below, the owners of beneficial interests in a Global Security will not be entitled to have any individual Debt Securities registered in their names, will not receive or be entitled to receive physical delivery of any such Debt Securities and will not be considered the owners of Debt Securities under the Indenture. Accordingly, each person holding a beneficial interest in a Global Security must rely on the procedures of the Depository and, if such person is not a Direct Participant (as herein defined), on procedures of the Direct Participant through which such person holds its interest, to exercise any of the rights of a registered owner of such Debt Security.

  If the Depository is at any time unwilling or unable to continue as depository and a successor depository is not appointed, the Company will issue individual securities in certificated form ("Certificated Securities") in exchange for the Global Security or Global Securities representing the corresponding book-entry Debt Securities represented by one or more Global Securities and, in such event, will issue Certificated Securities in exchange for the Global Securities representing the corresponding book-entry Debt Securities. Further, in such event, an owner of a beneficial interest in a Global Security representing book-entry Debt Securities may, on terms acceptable to the Company and the Depository for such Global Security, receive such book-entry Debt Securities as Certificated Securities. In any such instance, an owner of a beneficial interest in a Global Security representing book-entry Debt Securities will be entitled to physical delivery of individual Certificated Securities equal in principal amount to such beneficial interest and to have such Certificated Securities registered in the name of such owner. Certificated Debt Securities will be issued as registered book-entry Debt Securities in denominations, of $1,000 unless otherwise specified in a Prospectus Supplement.

  The following is based solely on information furnished by DTC:

  DTC will act as securities depository for the Global Securities. The Global Securities will be issued as fully-registered securities registered in the name of Cede & Co. (DTC's partnership nominee). One fully-registered Global Security certificate will be issued for each issue of the Global Securities, each in the aggregate principal amount of such issue and will be deposited with DTC.

  DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing corporation" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. DTC holds securities that its participants ("Participants") deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates.

  Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as securities brokers and dealers, banks, and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants"). The rules applicable to DTC and its Participants are on file with the Commission.

  Purchases of Global Securities under the DTC system must be made by or through Direct Participants, which will receive a credit for such purchases of Global Securities on DTC's records. The ownership interest of each actual purchaser of each Global Security ("Beneficial Owner") is in turn to be recorded on the Direct and Indirect Participants' records. Beneficial Owners will not receive written confirmation from DTC of their purchase, but Beneficial Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the Global Securities are to be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in the Global Securities, except in the event that use of the book-entry system for the Global Securities is discontinued.

  To facilitate subsequent transfers, all Global Securities deposited by Participants with DTC are registered in the name of DTC's partnership nominee, Cede & Co. The deposit of Global Securities with DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the Global Securities; DTC's records reflect only the identity of the Direct Participants to whose accounts such Global Securities are credited which may or may not be the Beneficial Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

  Conveyance of notices and other communications by DTC to Direct
Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

  If the Global Securities are redeemable, redemption notices shall be sent to Cede & Co. If less than all of the Global Securities are being redeemed, DTC's practice is to determine by lot the amount of the interest of each Direct Participant in such issue to be redeemed.

  Neither DTC nor Cede & Co. will consent or vote with respect to the Global Securities. Under its usual procedures, DTC mails an omnibus proxy to the Company as soon as possible after the record date. The omnibus proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants whose accounts the Global Securities are credited on the record date (identified in a listing attached to the omnibus proxy).

  Principal and interest payments or dividends on the Global Securities will be made to DTC. DTC's practice is to credit Direct Participants' accounts on the date on which interest or a dividend is payable in accordance with the respective holdings shown on DTC's records, unless DTC has reason to believe that it will not receive payment on such date. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such Participant and not of DTC, the Trustee, or the Company, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal and interest on Debt Securities represented by Global Securities to DTC is the responsibility of the Company and the Trustee. Disbursement of such payments to Direct Participants shall be the responsibility of DTC, and disbursement of such payments to the Beneficial Owners shall be the responsibility of Direct and Indirect Participants.

  DTC may discontinue providing its services as securities depository with respect to the Global Securities at any time by giving reasonable notice to the Company and, if applicable, the Trustee. Under such circumstances, in the event that a successor securities depository is not obtained, Debt Securities in certificated form are required to be printed and delivered. The Company may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depository). In that event, Debt Securities in certificated form are required to be printed and delivered.

  The information in this section concerning DTC and DTC's book-entry system has been obtained from sources (including DTC) that the Company believes to be reliable, but the Company takes no responsibility for the accuracy thereof.

  The underwriters, dealers or agents of any Offered Securities may be Direct Participants of DTC.

  NONE OF THE COMPANY, THE TRUSTEE, OR ANY AGENT FOR PAYMENT ON OR REGISTRATION OF TRANSFER OR EXCHANGE OF ANY GLOBAL SECURITY WILL HAVE ANY RESPONSIBILITY OR LIABILITY FOR ANY ASPECT OF THE RECORDS RELATING TO OR PAYMENTS MADE ON ACCOUNT OF BENEFICIAL INTERESTS IN SUCH GLOBAL SECURITY OR FOR MAINTAINING, SUPERVISING OR REVIEWING ANY RECORDS RELATING TO SUCH BENEFICIAL INTERESTS.

                             PLAN OF DISTRIBUTION

  The Company may sell the Debt Securities (i) through underwriters or dealers; (ii) directly to one or more institutional purchasers; or (iii) through agents. The Prospectus Supplement with respect to each series of Offered Securities will set forth the terms of the offering of such Offered Securities, including the name or names of any underwriters, the purchase price of such Offered Securities and the proceeds to the Company from such sale, any underwriting discounts and other items constituting underwriters' compensation, any initial offering price and any discounts, commissions or concessions allowed or reallowed or paid to dealers. Any initial offering price and any discounts, concessions or commissions allowed or reallowed or paid to dealers may be changed from time to time.

  If underwriters are used in an offering, the Offered Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The Offered Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of such firms. The specific managing underwriter or underwriters, if any, will be named in the Prospectus Supplement relating to the particular Offered Securities together with the members of the underwriting syndicate, if any. Unless otherwise set forth in the Prospectus Supplement, the obligations of the underwriters to purchase the particular Offered Securities will be subject to certain conditions precedent and the underwriters will be obligated to purchase all such Offered Securities if any are purchased.

  Offered Securities may be sold directly by the Company or through agents designated by the Company from time to time. The Prospectus Supplement will set forth the name of any agent involved in the offer or sale of the Offered Securities in respect of which the Prospectus Supplement is delivered and any commissions payable by the Company to such agent. Unless otherwise indicated in the Prospectus Supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

  Any underwriters, dealers or agents participating in the distribution of the Offered Securities may be deemed to be underwriters and any discounts or commissions received by them on the sale or resale of the Offered Securities may be deemed to be underwriting discounts and commissions under the Securities Act. Agents, dealers and underwriters may be entitled, under agreements entered into with the Company, to indemnification by the Company against certain liabilities, including liabilities under the Securities Act, and to contribution with respect to payments which the agents, dealers or underwriters may be required to make in respect thereof. Agents, dealers and underwriters may engage in transactions with or perform services for the Company in the ordinary course of business.

  Unless otherwise specified in a Prospectus Supplement, the Offered Securities will not be listed on a national securities exchange. No assurance can be given that any broker-dealer will make a market in any series of Offered Securities, and, in any event, no assurance can be given as to the liquidity of the trading market for any of the Offered Securities. The Prospectus Supplement will state, if known, whether or not any broker-dealer intends to make a market in the Offered Securities. If no such determination has been made, the Prospectus Supplement will so state.

                                LEGAL OPINIONS

  The validity of the Debt Securities will be passed upon for the Company by Jones, Day, Reavis & Pogue, 77 West Wacker Drive, Chicago, Illinois 60601-1692. Certain legal matters will be passed upon for any underwriters, dealers, purchasers or agents by Gardner, Carton & Douglas, Quaker Tower, 321 North Clark Street, Chicago, Illinois 60610-4795.

  The statements as to matters of law or legal conclusions with respect to the jurisdiction of certain regulatory commissions expressed under Item 1, Business--Regulation in the 1996 Form 10-K have been prepared or reviewed by Jones, Day, Reavis & Pogue. The statements as to matters of law or legal conclusions expressed under the caption "Description of Debt Securities-- Security" in this Prospectus have been prepared or reviewed by Sorling, Northrup, Hanna, Cullen & Cochran, Ltd. Such statements are made upon the authority of such counsel, who have given their opinions that such statements as to such matters are correct.

                                    EXPERTS

  The audited financial statements of the Company, as of December 31, 1996 and 1995 and for each of the three years in the period ended December 31, 1996 included in the 1996 Form 10-K and incorporated by reference in this Prospectus and elsewhere in the Registration Statement, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are incorporated by reference herein in reliance upon the authority of said firm as experts in giving said report.

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 NO DEALER, SALESMAN OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY
INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE SECURITIES DESCRIBED IN THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS OR AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY SUCH SECURITIES IN ANY CIRCUMSTANCES IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS NOR ANY SALE MADE HEREUNDER OR THEREUNDER SHALL CREATE, UNDER ANY CIRCUMSTANCES, ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN OR THEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE OF SUCH INFORMATION.

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                               TABLE OF CONTENTS

                             PROSPECTUS SUPPLEMENT

                                                                            PAGE
                                                                            ----
Description of First Mortgage Bonds, Medium-Term Note Series............... S-2
Plan of Distribution of Notes.............................................. S-4

                                  PROSPECTUS

Available Information......................................................   2
Incorporation of Certain Information by Reference..........................   2
Selected Information.......................................................   3
The Company................................................................   4
Use of Proceeds............................................................   4
Description of Debt Securities.............................................   4
Book-Entry System..........................................................   9
Plan of Distribution.......................................................  11
Legal Opinions.............................................................  12
Experts....................................................................  12

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                                 $125,000,000

                               CENTRAL ILLINOIS
                                PUBLIC SERVICE
                                    COMPANY

                             FIRST MORTGAGE BONDS,
                            MEDIUM-TERM NOTE SERIES

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                             PROSPECTUS SUPPLEMENT

                                ---------------

                               SMITH BARNEY INC.
                      FIRST CHICAGO CAPITAL MARKETS, INC.
                             MORGAN STANLEY & CO.
                                 INCORPORATED

                             Dated March 18, 1997

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